                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                         ----------------------

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of the earliest event reported): October 27, 1998

                     Commission File Number 0-14973

                               UNICO, INC.
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           (Exact name of registrant as specified in charter)

             New Mexico                                  85-0270072
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   (State or other jurisdiction of                      IRS Employer
    incorporation or organization)                   Identification No.


    2925 Bayview Drive, Fremont, California                    94538
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   (Address of Principal Executive Offices)                  (Zip Code)

  Registrant's telephone number, including area code:      510/770-3990


                                  N/A
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     (Former Name or Former Address, if Changed Since Last Report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On October 27, 1998, the Registrant entered into a definitive agreement to acquire 100% of shares outstanding of Multiwave Innovation Pte. Ltd, a Singapore company. Multiwave, an engineering company with a focus on research and development, is a pioneer in the design, development, production, and marketing of high performance multimedia and Internet related products for brand name sales or OEM contracts. Multiwave's products include modem cards, sound cards, Web-TV and various other multimedia upgrade kits and accessories. Multiwave markets products on a transcontinental scale with sales in Japan, Australia, Malaysia, Korea, Hong Kong, most major European countries, North America and Latin America. This acquisition will provide the Registrant's distribution company, Paradise Innovations, Inc., with rapid access to new and exciting products.

The purchase price of US$5 million shall be paid by the Registrant to Seller through the issuance of the Registrant's "restricted" common stock as that term is defined in Rule 144 promulgated under the Securities Act of 1933. The number of shares issued to Seller (rounded upwards to the nearest whole number) shall be derived by dividing the Base Purchase Price as defined in the "Stock Purchase Agreement" ("Agreement", Exhibit 2.1), by the "Weighted Average Price" of the Registrant's stock. As used in the Agreement, "Weighted Average Price" shall be the weighted average of the bid and offer prices of the Registrant's stock on NASDAQ from the date of the signing of the Letter of Intent to the date immediately preceding the execution of the Agreement, provided that such Weighted Average Price shall not: (i) exceed 130% of the weighted average of the bid and offer prices of The Registrant's stock on the 7th day of July, 1998 (the "Weighted Reference Price"); or (ii) be less than 70% of the Weighted Reference Price. No fractional Shares shall be issued.

The purchase price has been calculated, in accordance to the Agreement to consist of the following amounts of the Registrant's shares to be distributed to the Sellers of Multiwave Innovations, Inc., as follows:

                           Percentage of     Dollar Portion of     Number of
 Name of Seller            Purchase Price    Purchase Price        Shares
 --------------            --------------    -----------------     ---------
Uraco Holdings Ltd.            67.27%          US$ 3,363,500       1,606,940
NatSteel Electronics Ltd.      27.27               1,363,500         651,424
James Tan Meng Dong             3.33                 166,500          79,547
Dr. Soo Jia Sian                2.13                 106,500          50,881
 --------------            --------------    -----------------     ---------
TOTAL                         100.00%          US$ 5,000,000       2,388,792

Prior to the acquisition, the Registrant's subsidiary Paradise Innovations, Inc. purchased products from Multiwave Innovation, Inc. Following the acquisition, Mr. James Tan and Dr. Soo Jia Sian will become employees of the Registrant. There is no other relationship between the Registrant, its affiliates and its officers and the Sellers, their affiliates and their officers.

(b) Multiwave did not own any real estate nor manufacturing facilities. All material physical property acquired in this transaction were employed in the normal course of business and will continue to be so employed.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired - Audited financial statements of Multiwave required to be filed with this Form 8-K are not presently available and will be filed as an amendment to the Form 8-K as they become available, but no later than 60 days from the due date for the filing of this report.

(b) Pro Forma Financial Information - The pro forma financial information will be filed as an amendment to this Form 8-K as soon as it becomes available but no later than 60 days from the due date for the filing of this report.

(c) Exhibits - Exhibit filed in conjunction with this report in accordance with Item 601 Regulation S-B are as follows:

2.1 Stock Purchase Agreement dated as of October 27, 1998.  Except for
Exhibit 1.4, the Stock Purchase Agreement is shown without its exhibits. All exhibits will be available to the Commission upon request.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                UNICO, INC.

Date:     November 6, 1998                BY:   /s/ Henry Tang
                                        NAME:   HENRY TANG
                                       TITLE:   Secretary

Exhibit 2.1

STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement ("Agreement") is made this 27th day of October, 1998 among Unico, Inc. ("Buyer"), a New Mexico corporation, Uraco Holdings, Ltd. ("Uraco"), a Singapore corporation, Natsteel Electronics, Ltd. ("NEL"), a Singapore corporation, Dr. Soo Jia Sian ("Dr. Soo") and Tan Meng Dong James ("James"). (Uraco, NEL, Dr. Soo and James will be collectively referred to as "Seller").


RECITALS

A. Seller collectively owns all of the issued and outstanding share capital stock of Multiwave Innovation Pte, Ltd. ("Multiwave"), a Singapore corporation.

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding share capital stock of Multiwave on the terms and conditions set forth in this Agreement.


ARTICLE 1

PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth in Article 3, below, on the Closing Date (defined in Section 8.1, below) Seller will sell, transfer and deliver to Buyer, and Buyer will purchase from Seller, 100% of the issued and outstanding shares in the share capital of Multiwave ("the Shares"), free and clear of all liens, pledges, encumbrances, charges, and claims thereon.

1.2 Base Purchase Price. The Base Purchase Price for the Shares shall be $5,000,000 U.S.

1.3 Payment of Purchase Price. The Base Purchase Price shall be paid by Buyer to Seller through the issuance by Buyer to Seller of Buyer's "restricted" common stock as that term is defined in Rule 144 and Regulation S promulgated under the Securities Act of 1933. The number of shares issued to Seller (rounded upwards to the nearest whole number) shall be derived by dividing the Base Purchase Price by the "Weighted Average Price" of Buyer's stock. As used in this Agreement, "Weighted Average Price" shall be the weighted average of the bid and offer prices of Buyer's stock on NASDAQ from the date of the signing of the Letter of Intent to the date immediately preceding the execution of this Agreement, provided that such Weighted Average Price shall not: (i) exceed 130% of the weighted average of the bid and offer prices of Buyer 's stock on the 7th day of July, 1998 (the "Weighted Reference Price"); or (ii) be less than 70% of the Weighted Reference Price. No fractional Shares shall be issued.

1.4 Allocation of Purchase Price. The shares of Buyer's stock paid as the Base Purchase Price shall be allocated in accordance with Exhibit 1.4 attached hereto.

ARTICLE 2

ADDITIONAL TRANSACTIONS

2.1 Option. At the Closing, Buyer shall grant an irrevocable option to Uraco and NEL to purchase common stock of Buyer in an aggregate amount of not more than $1,000,000 U.S. The terms of the option shall be set forth in an agreement acceptable to counsel for Buyer, Uraco and NEL.

2.2 Confidentiality and Non-Competition Agreement. At the Closing, Seller, and each of them, will enter into an agreement with Buyer agreeing not to disclose to any third party (other than their attorneys, accountants and advisers) any confidential information relating to Multiwave or its business, except as required to be disclosed by law, and agreeing not to compete with the business of Multiwave which relates to Multiwave products set out in
Exhibit 2.2 for a period of one year following the Closing Date.   Such
agreement shall provide that NEL and its subsidiaries may enter into any, or continue any existing business relating to the marketing, sale and distribution of computer, hardware, software and peripherals. Such agreement shall be in form and substance reasonably satisfactory to Seller and Buyer.

2.3 Constitution of the Board of Directors. At the Closing the current Board of Directors of Multiwave will, subject to compliance with the laws of Singapore, resign after appointing Directors satisfactory to Buyer.

2.4 Employee Stock Options. At the Closing or as soon thereafter as practicable, Buyer shall create an Employee Stock Option Program in a form acceptable to counsel for both Seller and Buyer.

2.5  Nasdaq Listing.     Buyer will use its best efforts to maintain its
current Nasdaq listing and should Buyer lose that Nasdaq listing due to failure to qualify pursuant to Nasdaq listing requirements, Buyer will use its best efforts to meet Nasdaq's listing requirements and thereafter reapply for Nasdaq listing. This covenant shall survive Closing.

2.6  Restrictive Stock Legends.    After the expiration of any holding period
required by Rule 144 promulgated pursuant to the Securities Act of 1933, Buyer will assist Seller to cause any restrictive legends on Seller's stock to be removed such that the stock can be sold, pursuant to Rule 144, as unrestricted stock. This covenant shall survive Closing.

2.7  Payment of Rent.    Buyer undertakes to promise the payment by Multiwave
of the aggregate of i) the sum of $200,000 U.S. referred to in Section 3.15 and ii) the amounts due and payable to Uraco Precision Group for rent in respect to the period commencing on July 1, 1998 and ending on the Closing Date in six equal monthly installments, the first such installment to be made thirty (30) days after Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER  AND MULTIWAVE

Each of Uraco, NEL, Dr. Soo, and James, and to the extent applicable Multiwave, severally make the following representations and warranties to Buyer, each of which shall be deemed material, and Buyer, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness, in all material respects, of each representation and warranty provided always that any representation or warranty made by either Uraco or NEL hereunder shall be limited and confined solely to the period during which Uraco and NEL owned shares in the capital of Multiwave respectively and any damages and/or losses claimed by Buyer will be limited to the proportion of the share capital of Multiwave owned by NEL or Uraco to the total shareholding of Multiwave as at the date of this Agreement.

3.1  Valid Corporate Existence; Qualifications.   Multiwave is a corporation
duly organized and validly existing under the laws of Singapore. Multiwave has the corporate power to carry on its business as now conducted and to own its assets. Multiwave is duly qualified to conduct its business and is in good standing, as a foreign corporation, in those jurisdictions in which it conducts business as set forth in Exhibit 3.1, which are the only jurisdictions in which Multiwave is required to qualify in order to own its assets or properties or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Multiwave is required to qualify or otherwise be authorized to do business as a foreign corporation therein which could reasonably be expected to have a materially adverse effect upon the business of Multiwave. The copies of Multiwave's Articles of Incorporation (certified by the corporation's secretary), as amended to date, which will be delivered to Buyer , are true and complete copies of those documents as now in effect. The minute book of Multiwave contains accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflects all transactions authorized therein.

3.2 Capitalization. All of the presently authorized, issued and outstanding shares in the share capital of Multiwave are owned by Seller and there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Multiwave or Seller is or may become obligated to issue, assign or transfer any shares in the share capital of Multiwave, save that, prior to Closing, Uraco will receive ordinary shares in Multiwave in consideration for the capitalization of receivables owed by Multiwave to its subsidiaries. The authorized share capital of Multiwave consists of 10,000,000 ordinary shares of common stock, S$1.00 (Singapore Dollar) par value, of which 9,900,000 ordinary shares are issued and outstanding as at the date of this Agreement. There are no other ordinary shares either authorized or issued.

3.3 Subsidiaries. Except as set forth in Exhibit 3.3, Multiwave has no subsidiaries and there are no corporations, partnerships and other business entities controlled by Multiwave. As used herein, "controlled by" means: (i) the ownership of not less than 15% of the voting securities or other interests of a corporation, partnership or other business entity; or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. Additionally, except as set forth in Exhibit 3.3, Multiwave has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity. The business carried on by Multiwave has not been conducted through any other direct or indirect subsidiary or affiliate of Seller, or any of them.

3.4 Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of Seller and Multiwave to enable them to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been obtained.

3.5  Corporate Authority; Binding Nature of Agreement; Title to Shares.
Uraco, NEL and Multiwave have the corporate power to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by their Boards of Directors and no other corporate proceedings on the part of Multiwave, Uraco or NEL are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes Seller's valid and binding obligation and is enforceable in accordance with its terms. At the Closing, each of Uraco and NEL will be the sole record and beneficial owner of the Shares recorded in their respective names, free and clear of all manner of liens, charges, encumbrances, and claims, will have good and marketable title to the Shares, and will have, the absolute and unqualified right to sell, transfer and deliver such Shares to Buyer . The delivery of the Shares to Buyer at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

3.6 Financial Statements. The books of accounts of Multiwave, taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. At the Closing, Seller shall deliver to Buyer audited financial statements of Multiwave as of December 31, 1997, and March 31, 1998, which will fairly present the financial position of Multiwave as of those dates in conformity with generally accepted accounting principles in Singapore, and the unaudited management accounts of Multiwave as of June 30, 1998, which will fairly present the financial position of Multiwave as of that date (and will be subject to a limited review by KPMG Peat Marwick Singapore.) At the Closing, Seller (other than NEL) shall also deliver to Buyer an unaudited management account of the company as of five days immediately before the date of the Closing (subject to a limited review by KPMG Peat Marwick Singapore) (which reflect a net asset value of Multiwave of not less than $1,000,000 U.S.) Within sixty (60) days of execution of this Agreement, at Buyer's expense, the audited financial statement of March 31, 1998, and the unaudited management accounts as of June 30, 1998, will also be prepared and audited in accordance with generally accepted accounting principles of the United States. Seller (other than NEL) and Multiwave represent and warrant that such audited financials, when delivered, will reflect a net asset value of Multiwave of not less than One Million Dollars ($1,000,000)(U.S.) if less, buyer has right to waive it.

3.7 Liabilities. Except as set forth in Exhibit 3.7, as of June 30, 1998 (the "Balance Sheet Date"), Multiwave had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against on Multiwave's balance sheet as at June 30, 1998 (the "Balance Sheet Date") or in the footnotes thereto or in the exhibits to this Agreement.

3.8 Absence of Change Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by this Agreement, since June 30, 1998, Multiwave has not (and will not have as of the Closing Date): (i) issued or sold, or agreed to issue or sell any of its share capital, options, warrants, rights or calls to purchase such share, any securities convertible or exchangeable into such share capital or other corporate securities, or effected any subdivision or other recapitalization affecting its share capital other than in connection with the issue of ordinary shares to Uraco in consideration for the capitalization of the receivables owed by Multiwave to Uraco's subsidiaries; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrances, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of June 30, 1998, and current liabilities incurred since June 30, 1998, in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any liens or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction except in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any Shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

3.9 Absence of Undisclosed Liabilities. Except as and to the extent set forth on Exhibit 3.9, as of the date of Closing, the assets of Seller are, or will be unencumbered and subject to no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, but not limited to, any domestic or foreign tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable.

3.10 Taxes. Except as set forth in Exhibit 3.10 specifically provided in the balance sheet as of June 30, 1998, all taxes affecting the business and assets of Multiwave, including, without limitation, income, property, sales, use, franchise, excise, added value, employee's income, withholding, social security and unemployment taxes imposed by the government of Singapore or by any other foreign country or by any state, municipality, subdivision or instrumentality of Singapore or of any foreign country, or by any other taxing authority, which are due and payable by Seller or Multiwave, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Seller or Multiwave with respect to such taxes have been duly made. Except as set forth in Exhibit 3.10, Multiwave has not been delinquent in the payment of any domestic or foreign tax, assessment or governmental charge or deposit affecting the assets and business of Multiwave, and Multiwave has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim which may affect the assets of Multiwave.

3.11 Ownership of Assets. Multiwave owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the financial statements or management accounts provided to Buyer under this Agreement, except as the same may have been disposed of in the ordinary course of business since the date of the financial statement or management accounts), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges, except those listed in Exhibit 3.11. Exhibit 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either
owned by Multiwave or in which Multiwave has an interest.   Except as set
forth in Exhibit 3.11, to the best knowledge of the Seller, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Except as set forth in Exhibit 3.11, to the best of the knowledge of the Seller, Multiwave is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Seller and Multiwave do not know, or have reasonable grounds to know of, any violation by others of the trademark, trade name or patent rights of Multiwave. To the best of the knowledge of the Seller, Multiwave is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of Seller and Multiwave are threatened, and no claim has been received by Seller or Multiwave alleging any such violation.

3.12 Insurance. Exhibit 3.12 sets forth a list and brief description of all policies of fire, general liability, products liability and other forms of insurance held by Multiwave as of the date hereof. Except as set forth in
Exhibit 3.13, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth in said
Exhibit 3.13, neither Sellers, nor Multiwave know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim against Multiwave not fully covered by insurance.

3.13 Litigation. Except as set forth in Exhibit 3.13, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Seller or Multiwave, threatened against or relating to Seller or Multiwave, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Seller nor Multiwave knows or has reason to be aware of any basis for the same.

3.14 Compliance with Laws and Other Instruments.  Except as set forth in
Exhibit 3.14, there are no actions, suits, proceedings or governmental investigations relating to Multiwave or to any of its properties, assets or business pending or, to the knowledge of Seller and Multiwave , threatened, or any order, injunction, award or decree outstanding against Multiwave or against or relating to any of its properties, assets or business; and Seller and Multiwave know of no basis for any such action, suits or proceedings within the past two years or any such governmental investigation, orders, injunctions or decrees. Seller and Multiwave are not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which could be reasonably expected to have a materially adverse effect upon the business of Multiwave or Seller's or Multiwave's performance under this Agreement.

3.15 Real Property. Multiwave does not own any real property. The real property leases described in Exhibit 3.15 that relate to the leased properties described therein are now in full force and effect, and all amounts payable thereunder up to the date of this Agreement have been paid other than arrears in rent due and payable in the amount of $200,000 as at 30 June to Uraco Precision Engineering Pte Ltd ("UPE"). Except as set forth in Exhibit 3.15, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by Multiwave conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

3.16 Agreements and Obligations, Performance.   Except as listed and briefly
described in Exhibit 3.16 (the "Listed Agreements") Multiwave is not a party to, or bound by any: (i) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (ii) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (iii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability; (iv) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (v) license or royalty agreement; (vi) union or other collective bargaining agreement; (vii) agreement, commitment or understanding relating to indebtedness for borrowed money; (viii) contract containing covenants limiting the freedom of Multiwave to engage or compete in any line or business with any person in any geographical area; (ix) contract or option relating to the acquisition or sale of any business; (x) voting trust agreement; (xi) other contract, agreement,commitment or understanding which materially affects any of Multiwave's properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. A true and correct copy of each of the written Listed Agreements has been delivered to Buyer. Multiwave has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. Seller and Multiwave know of no material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

3.17 Condition of Assets. All machinery and equipment regularly used by Multiwave in the conduct of its business is in good operating condition and repair. The inventories of Multiwave are substantially in usable and saleable condition and in reasonable balance.

3.18 Accounts Receivable. To the knowledge of Seller and Multiwave, all of the accounts receivable reflected in the books of account of Multiwave are valid and arose in the ordinary course of its business, from the sale of services or goods, and Seller and Multiwave do not know, or have reason to know, of any valid defense or right of set-off to the rights of Multiwave to collect such accounts receivable in the full amounts shown on such books of account less any reserves on the Balance Sheet.

3.19 Permits and Licenses. Exhibit 3.19 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Multiwave. Multiwave has all permits, license, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted. All such permits, licenses, orders, franchises and approvals are in full force and effect. To the knowledge of Seller and Multiwave, no suspension or cancellation of any of such permits, licenses, orders, franchises and approvals is threatened, and Multiwave is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued permits, licenses, orders, franchises and approvals. Exhibit 3.19 also sets forth a brief description of all motor vehicles owned or leased by Multiwave and the state of title thereof.

3.20 Banking Arrangements. Exhibit 3.20 sets forth the name of each bank in or with which Multiwave has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box including the names of all persons currently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from Multiwave and a summary statement of the terms thereof.

3.21 Salary Information. Exhibit 3.21 contains a list of the names and current salary rates of and bonus commitments to all present officers of Multiwave and the names and current annual salary rates of all other persons employed by Multiwave whose annual salaries exceed $50,000.00.

3.22 Employee Benefit Plans. Except as set forth in Exhibit 3.22, Multiwave maintains no "pension or employee benefit plans" nor does it make any employer contributions with respect to its employees except in accordance with the laws of Singapore.

3.23 No Breach. Neither the execution and delivery of this Agreement by Seller or Multiwave, nor compliance by Seller or Multiwave with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Seller or Multiwave;

(b) violate, or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written, to which Seller or Multiwave is a party or by which either its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Multiwave pursuant to the terms of any such agreement or instrument;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, Seller or Multiwave or upon their respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to Seller or Multiwave or any of their respective securities, assets or properties.

3.24 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Unico and Seller without the intervention of any broker, finder, investment banker or other third party.

3.25 Labor Discussions.  Except with  respect to the agreements listed in
Exhibit 3.16 pursuant, Multiwave is not, and has not, during the past three years, been involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees. With respect to said Agreements, Exhibit 3.25 sets forth a description of the status thereof, including any demands or proposals with respect to the renewal, extension or replacement thereof.

3.26 Change of Name. Multiwave has not conducted business under any name during the past three (3) years except those set forth on Exhibit 3.26.

3.27 Untrue or Omitted Facts. No representation or warranty by Seller or Multiwave contained in this Agreement, nor any statement or certificate furnished or to be furnished by Seller or Multiwave to Buyer or its representatives in connection herewith or pursuant hereto, or any financial statement or document delivered by Seller or Multiwave to Buyer or its representatives, contains or at the Closing will contain any untrue statement of a material fact, or omits to state or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order, in any material respect, to provide the Buyer with adequate information as to Multiwave and its business and financial condition, and the assets of Multiwave and their condition, and Seller and Multiwave have disclosed to Buyer in writing all material adverse facts known to them, or any of them, relating to the same. The representations and warranties contained in this Article 3, or elsewhere in this Agreement, or any document delivered pursuant to hereto, shall not be affected or deemed waived by reason of the fact that Buyer or its representatives knew, or should have known, that any such representation or warranty is or might be inaccurate in any respect.

3.28 Unico Novation Agreement Dated June 26, 1998. Seller and Multiwave represent and warrant that they have received and reviewed a copy of the Novation Agreement dated June 26, 1998 by and between Unico, Inc. and Intermountain Refining Co., Inc., on the one hand, and Starlicon Group, Inc. and Starlicon International, on the other hand ("Novation Agreement"). Seller and Multiwave represent and warrant that they have specifically reviewed Paragraphs 12 and 13 of the Novation Agreement and acknowledge and understand that (i) approximately $3,000,000 in Unico assets are the exclusive property of Unico's subsidiary Intermountain Refining Co., Inc. ("IRC"); (ii) that pursuant to Paragraph 12 of the Novation Agreement, that the management of IRC, in its sole discretion, may consider a transaction involving the stock, assets or business of IRC; (iii) that the transaction may include the liquidation of IRC assets and distribution of such assets to Unico shareholders; (iv) that the transaction may include a distribution of IRC stock to Unico's shareholders; (v) that Seller and Multiwave, and their heirs and assigns, pursuant to Paragraph 12B of the Novation Agreement will be, and are, specifically excluded from participation as a Unico shareholder in such a transaction or transactions.


ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer makes the following representations and warranties to Seller, each of which shall be deemed material, and Seller, in executing, delivering and consummating this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties:

4.1 Valid Corporate Existence; Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. Buyer has the corporate power to carry on its business as now conducted and to own its assets. Buyer is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth in Exhibit 4.1, which are the only jurisdictions in which Buyer is required to qualify in order to own its assets or properties or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that Buyer is required to qualify or otherwise be authorized to do business as a foreign corporation therein which could reasonably be expected to have a materially adverse effect upon the business of Buyer . The copies of Buyer 's Articles of Incorporation (certified by the Secretary of State of New Mexico) and By-Laws (certified by Buyer 's secretary), as amended to date, which have been or will be delivered to Seller, are true and complete copies of those documents as now in effect. The minute books of Buyer contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein.

4.2 Capitalization. The authorized capital stock of Buyer consists of 50,000,000 shares of Common Stock, par value $.20 per share, and 8,000,000 shares of Preferred Stock of which 7,681,409 shares of Common Stock are issued and outstanding and 5,476 shares of Preferred Stock are issued and outstanding. All of such Shares of Common Stock and Preferred Stock are duly authorized and, in the case of the Common Stock, validly issued and outstanding, fully paid and non-assessable. Except as set forth on Exhibit 4.2, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Buyer is a party or by which any person is bound, calling for the issuance, transfer, sale or other disposition of securities of Buyer convertible or exchangeable, actually or contingently, into Shares of Common Stock or any other securities of Buyer.

4.3 Subsidiaries. Except as set forth on Exhibit 4.3, there are no corporations, partnerships and other business entities controlled by Buyer . As used herein, "controlled by" has the meaning set forth in Section 3.3 of this Agreement. Additionally, except as set forth in Exhibit 4.3, Buyer has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture or other business enterprise or entity.

4.4 Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by, or on the part of Buyer to enable it to enter into and carry out this Agreement, have been, or prior to the Closing, will have been obtained.

4.5  Corporate Authority; Binding Nature of Agreement; Title to Shares.
Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes Buyer 's valid and binding obligation and is enforceable in accordance with its terms. At the Closing, Buyer will have the absolute and unqualified right to issue, transfer and deliver its common stock to Seller. The delivery of the common stock to Seller at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims and, except as provided in the Novation Agreement dated June 26, 1998 and referred to in Paragraph 3.28, supra, such common stock shall rank pari passu in all respects with the Buyer's issue of outstanding common stock.

4.6 Financial Statements. The books of accounts of Buyer taken as a whole, fairly reflect its income, expenses, assets and liabilities in all material respects. The audited financial statements of Buyer for the period ending June 30, 1998, fairly present the financial position of Buyer as of said date and the results of its operations for such period and were prepared in conformity with generally accepted accounting principles.

4.7 Liabilities. Except as set forth in Exhibit 4.7, as of June 30, 1998 (the "Balance Sheet Date"), Buyer had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against on Buyer 's balance sheet as at June 30, 1998 or in the footnotes thereto or in the exhibits to this Agreement.

4.8 Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by this Agreement, since the Balance Sheet Date, Buyer has not (and will not have as of the Closing Date): (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrances, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any liens or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction except in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any Shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

4.9 Absence of Undisclosed Liabilities. Except as and to the extent set forth on Exhibit 4.9, as of the date of Closing, the assets of Buyer are, or will be unencumbered and subject to no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, but not limited to, any domestic or foreign tax liabilities or deferred tax liabilities or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of the Closing, whether or not then known, due or payable.

4.10 Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, there have been no changes in the properties, operations or financial condition of Buyer, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of Buyer , and Buyer does not know of any development or threatened development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the business of Buyer or upon any of its assets or properties, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature.

4.11 Taxes. Except as set forth on Exhibit 4.11 specifically provided in the balance sheet as of June 30, 1998, all taxes affecting the business and assets of Buyer, including, without limitation, income, property, sales, use, franchise, excise, added value, employee's income, withholding, social security and unemployment taxes imposed by the government of the United States of America or by any other foreign country or by any state, municipality, subdivision or instrumentality of the United States of America or of any foreign country, or by any other taxing authority, which are due and payable by Buyer, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by Buyer with respect to such taxes have been duly made. Except as set forth in Exhibit 4.11, Buyer has not been delinquent in the payment of any domestic or foreign tax, assessment or governmental charge or deposit affecting the assets and business of Buyer, and Buyer has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim which may affect the assets of Buyer.

4.12 Ownership of Assets. Subject to the terms of the Novation Agreement referred to in Paragraph 3.28, supra, Buyer owns outright, and has good and remarkable title to all of its assets, properties and business (including all assets reflected in the financial statements or management accounts provided by Buyer under this Agreement, except as the same may have been disposed of in the ordinary course of business since the date of the financial statement or management accounts), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges, except those listed on Exhibit 4.12. Exhibit 4.12 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by Buyer or in which the Buyer has an interest. Except as set forth in
Exhibit 4.12, to the best of the knowledge of the Buyer no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Except as set forth in Exhibit 4.12, to the best of the knowledge of the Buyer is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Buyer does not know, or have reasonable grounds to know of, any violation by others of the trademark, trade name or patent rights of Buyer. To the best of the knowledge of the Buyer is not infringing upon any patent, copyright, trade name or trademark or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of Buyer is threatened, and no claim has been received by Buyer alleging any such violation.

4.13 Litigation, Compliance with Law. Except as set forth in Exhibit 4.13, there are no actions, suits, proceedings or governmental investigations relating to Buyer or to any of its properties, assets or business pending or, to the knowledge of Buyer , threatened, or any order, injunction, award or decree outstanding against Buyer or against or relating to any of its properties, assets or business; and Buyer knows of no basis for any such action, suits or proceedings within the past two years or any such governmental investigation, orders, injunctions or decrees. Buyer is in not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which could be reasonably expected to have a materially adverse effect upon the business of Buyer.

4.14 Permits and Licenses. Exhibit 4.14 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by Buyer. Buyer has all permits, license, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted. All such permits, licenses, orders, franchises and approvals are in full force and effect. To the knowledge of Buyer, no suspension or cancellation of any such permits, licenses, orders, franchises and approvals is threatened, and Buyer is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued permits, licenses, orders, franchises and approvals. Exhibits 4.14 also set forth a brief description of all motor vehicles owned or leased by Buyer and the state of title thereof.

4.15 No Breach. Neither the execution and delivery of this Agreement by Buyer nor compliance by Buyer with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Buyer;

(b) violate, or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which Buyer is a party or by which either its properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained);

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer pursuant to the terms of any such agreement or instrument;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, Buyer or upon its properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to Buyer or any of its securities, assets or properties.

4.16 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Unico and Seller and Multiwave without the intervention of any broker, finder, investment banker or other third party.

4.17 Untrue or Omitted Facts. No representation or warranty by Buyer contained in this Agreement, nor any statement or certificate furnished or to be furnished by Buyer to Seller and Multiwave or its representatives in connection herewith or pursuant hereto, or any financial statement or document delivered by Buyer to Seller or Multiwave or its representatives, contains or at the Closing will contain any untrue statement of a material fact, or omits to state or will omit to state any material fact required to make the statements herein or therein contained not misleading or necessary in order to provide a prospective Sellers of the Shares with adequate information as to Buyer and its condition (financial and otherwise), and the assets of Buyer and their condition, and Buyer has disclosed to Seller and Multiwave in writing all material adverse facts known to them, or any of them, relating to the same. The representations and warranties contained in this Article 4, or elsewhere in this Agreement, or any document delivered pursuant to hereto, shall not be affected or deemed waived by reason of the fact that Seller and Multiwave or its representatives knew, or should have known, that any such representation or warranty is or might be inaccurate in any respect.

4.18 Sale of Additional Shares. Buyer represents and warrants that, prior to Closing, it has not and will not sell any of its Common Stock through a private or public offering for less than the Weighted Average Price, as defined herein.


ARTICLE 5

PRE-CLOSING COVENANTS

Buyer, Seller and Multiwave each hereby covenant to the other that, from and after the date hereof, and until the Closing or earlier termination of this
Agreement:

5.1 Access. It shall afford to the officers, attorneys, accountants and other authorized representatives of the other free and full access, during regular business hours and upon reasonable notice, to its books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that such other party may have full opportunity to make such review, examination and investigation as it may desire of its respective business and affairs. It will cause its employees, accountants and attorneys to cooperate fully with the review, examination and investigation and to make full disclosure to the other party of all material facts affecting their respective financial conditions and business operations. All material disclosed will be held in strict confidence by the recipient. Any such furnishing of information to Buyer or any investigation by Buyer shall not affect Buyer's right to rely on any representations and warranties made by
Seller in this Agreement or in connection herewith or pursuant hereto.   Any
such furnishing of information to Seller or any investigation by Seller or any of them shall not affect Seller's right to rely on any representations and warranties made by the Buyer in this Agreement or in connection herewith or pursuant hereto.

5.2 Conduct of Business. Prior to the Closing, Multiwave and Buyer shall conduct their business and affairs only in the ordinary course and consistent with their prior practices and shall maintain, keep and preserve their assets in good condition and repair and maintain insurance thereon in accordance with present practices, and use their best efforts to preserve their business organizations intact to keep available the services of their present officers, employees and consultants, and to preserve their respective goodwill. Seller and Multiwave on the one hand, and Buyer on the other hand, shall give the other prompt written notice of any change in any of the information contained in the representations and warranties made in Articles 3 and 4 or elsewhere in this Agreement or the exhibits referred to herein which occurs prior to the Closing.

5.3 No Breach. It will: (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as at the Closing as if repeated at the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents or is likely to cause such a breach or default.

5.4 No Negotiations. Seller and Multiwave will not enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of Multiwave's securities or assets, with anyone other than Buyer unless the Closing shall not have occurred by October 30, 1998 or such extended Closing Date as mutually agreed by Buyer, Seller and Multiwave.


ARTICLE 6

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE

The obligations of Buyer to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Buyer (except when the fulfillment of such condition is a requirement of law).

6.1 Representations and warranties. All representations and warranties of Seller and Multiwave contained in this Agreement and in any written statement (including financial statements and documents), exhibit, certificate, schedule or other document delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

6.2 Covenants. Seller and Multiwave shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.3 No Actions. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of Buyer to own the Shares or to operate or control the assets, properties and business of Multiwave after the Closing Date, or which might have a materially adverse effect thereon.

6.4 Consents, Licenses and Permits. Seller and Multiwave shall have obtained all consents, licenses and permits of third parties necessary for the performance by it of all of its obligations under this Agreement, and such other consents, if any, to prevent: (i) agreements of Multiwave from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Multiwave; or
(ii) any material indebtedness of Multiwave from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

6.5 Certificate. Buyer shall have received a certificate dated the Closing Date, signed by an authorized officer or agent of Uraco, and NEL, and by Dr. Soo, James Tan and any other selling Shareholder as to the satisfaction of the conditions contained in Sections 6.1, 6.2, 6.3, 6.4 and 6.6.

6.6 No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status or prospects of Multiwave since June 30, 1998.

6.7 Documents. All documents required to be delivered to Buyer at or prior to the Closing shall have been so delivered.


ARTICLE 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF
SELLER TO CLOSE

The obligation of Seller to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller (except when the fulfillment of such condition is a requirement of law).

7.1 Representations and warranties. All representations and warranties of Buyer contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.3 No Actions. No action suit, proceedings, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

7.4 Consents, Licenses and Permits. Buyer shall have obtained all consents, licenses and permits of third parties necessary for the performance by Buyer of all of its obligations under this Agreement, and such other consents, if any, to prevent; (i) agreements of Buyer from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Buyer , or (ii) any material indebtedness of Buyer from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

7.5 Certificate. Seller shall have received a certificate of Buyer, dated the Closing Date, signed by the President and Secretary of Buyer as to the satisfaction of the conditions contained in Sections 7.1, 7.2, 7.3, 7.4 and 7.6.

7.6 No Material Adverse Change. There shall have been no material adverse change at the Closing Date in the business, assets and properties, financial status or prospects of Buyer since the Balance Sheet Date.

7.7 Documents. All documents required to be delivered to Seller at or prior to the Closing shall have been so delivered.


ARTICLE 8

CLOSING

8.1 Time and Location. The Closing provided for herein shall take place at the offices of Kristin M. Cano, 1 Corporate Plaza, Newport Beach, California on the 30th of November, 1998, or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing Date".

8.2 Items to be Delivered by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer:

(a) Certificates representing the Shares in accordance with Section 1.1 hereof, accompanied by all instruments and documents as in the opinion of Buyer's counsel, shall be necessary to effect the transfer of and to vest title in and to the Shares in Buyer , free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon;

(b)  The certificate required by Section 6.5;

(c) Such other certified resolutions, documents and certificates as are required to be delivered by Seller and Buyer pursuant to the provisions of this Agreement.

(d)  All of Multiwave's corporate documents and records.

8.3 Items to be Delivered by Buyer . At the Closing, Buyer will deliver or cause to be delivered to Seller:

(a)  The certificate required by Sections 7.5;

(b) Such other certified resolutions, documents and certificates as are required to be delivered by Buyer pursuant to the provisions of this Agreement.

(c)  The common stock certificates of Buyer to be delivered under Section 1.3.

8.4 Additional Documentation. Both Seller and Multiwave, on the one hand, and Buyer on the other hand, at any time before or after the Closing, will execute, acknowledge and deliver any further documents reasonably requested by the other, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other.


ARTICLE 9

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1 Survival. Each statement, representation, warranty, indemnity, covenant and agreement made by Seller or Multiwave in this Agreement or in any document, certificate or other instrument delivered by or on behalf of Seller or Multiwave pursuant to this Agreement or in connection herewith shall be deemed several statement, representation, warranty, indemnity, covenant and agreement of each of NEL, Uraco, Dr. Soo and James and Multiwave. All statements, representations, warranties, indemnities, covenants and agreements made by each of the parties to this Agreement shall survive the Closing for a term of one year with the exception of those regarding taxes which shall survive until the expiration of the respective periods within which such taxes may be assessed.

9.2  Seller's Indemnification.

Each of NEL, Uraco, Dr. Soo and James and Multiwave, severally, hereby indemnify in proportion of their shareholding held in Multiwave in relation to the total issued share capital of Multiwave as at the date of this Agreement and agree to hold Buyer harmless from and defend Buyer against and in respect of (and shall on demand reimburse Buyer for):

(i) any and all losses, liabilities, costs (including without limitation attorneys' fees) or damages incurred or suffered by the Buyer resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller or Multiwave contained herein or in any certificate, document or instrument delivered to Buyer pursuant hereto or in connection herewith;

(ii) any and all losses, liabilities, costs (including without limitation attorneys' fees and costs) or damages suffered or incurred by Buyer in respect of or in connection with any liabilities of Seller or Multiwave not expressly assumed by Buyer hereunder;

(iii) any and all losses, liabilities, costs (including without limitation attorneys' fees and costs) or damages suffered or incurred by Buyer by reason of or in connection with any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Seller or Multiwave with respect to this Agreement or any of the transactions contemplated hereby; and

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation attorneys' fees and costs) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.


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9.3  Liability Limitation.    The provisions of this Section 9.3 shall operate
to limit the liability of each of Uraco, NEL, Dr Soo and James under or in connection with all claims made by the Buyer under Sections 3 and 9.2. The Buyer, Multiwave and the Seller each agree as follows:

(i)  the representations and warranties given or made by Uraco and NEL under
Section 3 are in respect of matters arising on and from [date they became shareholders] to the Closing Date (the "Uraco/NEL Warranty Period") and no warranty is hereby given and no representation is hereby made by either Uraco or NEL in relation to any matter or event concerning Multiwave which arose or occurred prior to April 1, 1997. Accordingly, any claim against Uraco and/or NEL shall be in respect of any matters relating to Multiwave during the Uraco/NEL Warranty Period;

(ii) the liability of Uraco in respect of any claim shall not exceed 45.45% of the amount payable to the Buyer in respect of such claim and the liability of NEL in respect of any claim shall not exceed 45.45% of the amount payable to the Buyer in respect of such claim; and

(iii) the total liability of each of Uraco, NEL, James and Dr. Soo arising by reason of any and all claims asserted by the Buyer under section 9.2 shall not exceed the total consideration paid by the Buyer to them pursuant to
Section 14.

9.4  Buyer's Indemnification.

Buyer hereby agrees to indemnify and hold Seller and Multiwave, and each of them, harmless from, against and in respect of (and shall on demand reimburse them for):

(i) Any and all losses, liabilities, costs (including without limitation attorneys' fees and costs) or damages resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder or in connection herewith;

(ii) Any and all liabilities, costs (including without limitation attorneys' fees and costs) or obligations of Seller specifically assumed by Buyer pursuant to this Agreement; and

(iii) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation attorney's fees and costs) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs and expenses (including without limitation attorneys' fees and costs) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

9.5 Defense of Claims. An indemnified party shall notify the indemnifying party with reasonable promptness of any claim asserted against it in respect of which the indemnifying party may be liable under this Agreement, which

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notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. The indemnifying party shall have the right to defend any such claim at its own expense and with counsel of its choice, provided, however, that such counsel shall have been approved by the indemnified party prior to engagement, which approval shall not be unreasonably withheld or delayed, and provided further that the indemnified party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

9.6  Rights Without Prejudice.  The rights of Buyer and Seller under this
Article 9 are without prejudice to any other rights or remedies that either may have by reason of this Agreement or as otherwise provided by law.


ARTICLE 10

TERMINATION AND WAIVER

10.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior the Closing Date:

(a)  By mutual consent of the Board of Directors of Buyer and Seller;

(b) By Buyer, if Buyer fails to obtain shareholder approval, if required by law or NASDAQ rules.

(c) By Buyer if any of the conditions set forth in Article 6 shall not have been fulfilled on or prior to the Closing Date, or shall become incapable of fulfillment at any time, and shall not have been waived;

(d) By Seller if any of the conditions set forth in Article 7 shall not have been fulfilled on or prior to the Closing Date, or shall have become incapable of fulfillment at any time, and shall not have been waived;

(e) By Seller, or any of them, or Buyer if any material legal action or proceedings shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of Seller or Buyer , to consummate same.

(f) By Buyer or Seller (acting by a majority by reference to the total shareholdings in Multiwave as at the date of this Agreement) if either is not satisfied with the Exhibits delivered to them pursuant to Paragraph 11.8.

In the event that the Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto.

10.2 Waiver. Any condition to the performance of either party which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party. The failure of any party at any time or times to require performance of any provision hereto

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shall in nomanner effect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.


ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1 Expenses. Each of the parties hereto shall bear its own expenses in connection herewith.

11.2 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 11.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

11.3 Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at anytime or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

11.4 Publicity. The parties agree that no publicity release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

11.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by an American international overnight delivery service as follows:

      If to Buyer, to:

               John Hwang, President
               Unico, Inc.
               2925 Bayview  Drive
               Fremont, CA 94538


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      With a copy to:

               Kristin M. Cano
               Law Offices of Kristin M. Cano
               1 Corporate Plaza
               Newport Beach, CA 92660

      and if to Seller, to:

               Tan Meng Dong James
               Multiwave Innovations Pte Ltd.
               25 Serangoon North Avenue 5,
               6th Floor, Uraco Building
               Singapore 554914

       With a copy to:

               Dilhan Pillay
               Wong Partnership
               80 Raffles Place #58-01
               UOB Plaza 1
               Singapore 048624

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notices of any such change in the manner provided herein for giving notice.

11.6 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties.

11.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

11.8 Exhibits. All exhibits annexed hereto and the documents and instruments referred to herein shall be delivered at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, documents or instruments shall be deemed to refer to and include all such exhibits, documents and instruments. Multiwave will forward complete sets of all Exhibits in this Agreement to each of Unico, Uraco and NEL not later than 14 days before Closing for their review. In the event that either of Unico or the Sellers (acting by a majority by reference to their shareholdings in Multiwave as at the date of this Agreement) are not satisfied with the exhibits or any of their respective contents, they may elect to terminate this Agreement with immediate effect, without any liability or obligation and upon such termination, this Agreement shall ipso facto cease and be of no effect and no party shall have any claim against any of the parties for anything whatsoever.

11.9 Governing Law/Attorneys' Fees/Venue. This Agreement shall be governed by and construed in accordance with the laws of the United States and the laws of the State of California applicable to agreements made and to be performed

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entirely within that state, excluding the choice of law rules thereof.  Venue in any action arising out under this Agreement shall be in the state and federal courts in Orange County, California. Each of the parties expressly consents to the personal jurisdiction over it/him by a court sitting in Orange County, California. In any action arising under this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees.

11.10 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

11.11 Cooperation. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

11.12 Counterparts. This Agreement may be executed in one or more counterparts. Facsimile copies shall have the same force and effect as originals.

WITNESS the execution of this Agreement as of the date first above written.

UNICO, INC.                        URACO HOLDINGS, LTD.


By    /s/ John Hwang                     By    /s/ Philip Tan
     John Hwang, President                     Philip Tan, Director


NATSTEEL ELECTRONICS, LTD.               MULTIWAVE INNOVATION PTE, LTD.


By    /s/ Chay Yee Meng                  By     /s/ James Tan
                                                Tan Meng Dong James


      /s/ Dr. Soo Jia Sian                      /s/  James Tan
Dr. Soo Jia Sian, individually           Tan Meng Dong James, individually





                                Exhibit 1.4

                             Proportion of                Proportion of
 Name of Seller              Buyer's Stock                Base Purchase Price
 --------------              -------------                -------------------
Uraco Holdings Ltd.              67.27%                      US$ 3,363,500
NatSteel Electronics Ltd.        27.27                           1,363,500
James Tan Meng Dong               3.33                             166,500
Dr. Soo Jia Sian                  2.13                             106,500
 --------------              -------------                -------------------
TOTAL                           100.00%                      US$ 5,000,000